Exhibit 23.02

                     [Letterhead of Arthur Andersen LLP]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on:

   o Form S-3  Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101, 33-52281,
     33-54093, 33-62903, 33-63663, 333-04809, 333-12439, 333-27155, 333-42575
     and 333-44549; and

   o Form S-8  Nos. 33-32130, 33-43997, 33-59524, 33-28110, 33-43883, 33-21099,
     33-29711, 33-47437, 33-39025, 33-40469, 33-38109, 33-50206, 33-51201-1,
     33-51353, 33-51769, 33-51783, 33-52027, 33-52029, 33-64985, 333-02809,
     333-02811, 333-12697, 333-25603, 333-38647-1 and 333-41865

of Travelers Group Inc. of our report dated March 13, 1997, relating to the consolidated statement of financial condition of Salomon Inc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, which report is incorporated by reference or included in the annual report on Form 10-K of Travelers Group Inc. for the year ended December 31, 1997.


/s/ Arthur Andersen LLP

New York, New York
March 23, 1998